EXHIBIT 15.1

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the STERIS Corporation 2002 Stock Option Plan of our reports dated July 22, 2002 and October 21, 2002 relating to the unaudited consolidated interim financial statements of STERIS Corporation that are included in its Forms 10-Q for the quarters ended June 30, 2002 and September 30, 2002.

/s/    Ernst & Young LLP

Cleveland, Ohio
November 19, 2002